                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             INLAND RESOURCES INC.


     I, the undersigned person of the age of twenty-one (21) years or more, acting as incorporator of a Corporation under the Washington Business Corporation Act, adopt the following Articles of Incorporation for such
Corporation:

                                ARTICLE I - NAME

     The name of this Corporation shall be Inland Resources Inc.

                             ARTICLE II - DURATION

     The duration of this Corporation is perpetual.

                             ARTICLE III - PURPOSES

     The purposes for which this Corporation is organized are as follows:

     1. To carry on the business of mining, milling, concentrating, converting, smelting, treating, preparing for market, manufacturing, buying, selling, exchanging, and otherwise producing and dealing in gold, silver, copper, lead, zinc, brass, iron, steel and all kinds of ores, metals and minerals, and the products and by-products thereof every kind and description and by whatsoever process the same can be or may hereafter be produced, and generally and without limit as to amount, to buy, sell, exchange, lease, acquire and deal in lands, mines, and mineral rights and claims, and to conduct all business appertaining thereto; to purchase, lease or otherwise acquire, mining rights, timber rights, oil and gas rights, mines, buildings, dwellings, plants, machinery, tools and other properties whatsoever which this Corporation may from time to time find to be for its advantage and purposes; to mine and market any mineral or other product that may be found in or on such lands, and to explore, work exercise, develop or turn to account the same; and to conduct all other business appertaining to any of the aforesaid.

     2. To carry on and to engage in any lawful business and related activity through the powers now or hereafter conferred by the laws of the State of Washington upon corporations organized pursuant to the laws under which the Corporation is organized and any and all acts amendatory thereof and supplemental thereto.

                           ARTICLE IV - CAPITAL STOCK

     1. The aggregate number of shares which this Corporation shall have authority to issue is 25,000,000 shares of common stock having a par value of $0.001 per share, and 20,000,000 shares of Class A preferred stock having a par value of $0.001 per share. Fully paid stock of this Corporation shall not be liable to any further call or assessment.

     10,757,747 shares of Class A preferred stock, par value $.001 per share, shall be designated as the Series D Redeemable Preferred Stock (the "Series
                                                                          ------
     D Preferred Stock").  The Series D Preferred Stock shall have the following
     -----------------
     voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions:

          (i)    DIVIDENDS.  Dividends on the Series D Preferred Stock shall
                 ---------
                 accrue on a daily basis from the later of the date of first issuance or October 1, 1999. At the option of the Corporation, dividends on the Series D Preferred Stock shall accrue and be paid (a) at the rate of $0.16875 per share per quarter if paid in cash on a current basis in arrears on the Dividend Payment Date (as defined below) for such quarter or (b) at a rate of $0.2109375 per share per quarter if accumulated and not paid on the Dividend Payment Date of the quarter in which accrued ("Series D Accumulated Dividends"). Each of December 30, March
                  --------------------------------
                 30, June 29 and September 29; or if such date shall not be a business day, then the next preceding business day, shall be a "Dividend Payment Date"; provided however, that the first
                 ----------------------   --------
                 Dividend Payment Date shall be December 30, 1999. Dividends also shall accrue and be payable on any unpaid Series D Accumulated Dividends, whether or not declared, at a rate of 11.25% per annum, compounding quarterly on each Dividend Payment Date. Dividends paid shall only be payable out of funds legally available therefor, to the record holders of Series D Preferred Stock as of the record date established by the Corporation for payment of such dividends or, if there is no such record date, as of the date of payment thereof.

                 No dividends shall be paid or declared, and no distribution of securities of the Corporation or any other property shall be made, on any Series E Preferred Stock or Series E Junior Stock (as defined below) while there exists any accrued and unpaid dividends of any kind on the Series D Preferred Stock (other than dividends paid in the form of or distributions of Series E Junior Stock on shares of Series E Junior Stock). "Series E
                                                                    --------
                 Junior Stock" means any of the Corporation's capital stock,
                 ------------
                 other than the Series D Preferred Stock and the Series E Preferred Stock (as defined below). No monies shall be made available for the purchase or redemption of any Series E Preferred Stock or Series E Junior Stock while any shares of Series D Preferred Stock remain outstanding.

          (ii)   LIQUIDATION RIGHTS.
                 ------------------

                 (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder of each share of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Series E Preferred Stock or Series E Junior Stock, an amount in cash equal to seven dollars and fifty cents ($7.50) for each share of such Series D Preferred Stock, together with any accrued and unpaid dividends thereon.

                 (b) After the payment or distribution to the holders of Series D Preferred Stock of the full preferential amounts aforesaid, the holders of Series E Preferred Stock or Series E Junior Stock then outstanding shall together be entitled to receive all the remaining assets of the Corporation in accordance with the terms of such junior securities.

                 (c) A consolidation or merger of the Corporation with or into any other entity or entities shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph (ii).

                 (d) If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series D Preferred Stock pursuant to subparagraph (ii)(a) hereof shall be insufficient to permit the payment to such shareholders of the full preferential amounts required by such subparagraph, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of outstanding Series D Preferred Stock based on the number of shares held by each holder, and the holders of Series E Preferred Stock or Series E Junior Stock shall receive no distribution upon such liquidation, dissolution or winding up of the Corporation.

          (iii)  REDEMPTION OF SERIES D PREFERRED STOCK.

                 (a)  Optional Redemption.  The Series D Preferred Stock may be
                      -------------------
                 redeemed, in whole or in part, out of funds legally available therefor, at any time by the Corporation at its option, prior to the liquidation, dissolution or winding up of the Corporation, upon thirty (30) days advance written notice by the Corporation to the record holders of the Series D Preferred Stock on the books of the Corporation, by paying to the record holders of such Series D Preferred Stock an amount in cash equal to seven dollars and fifty cents ($7.50) for each share of such Series D Preferred Stock, together with any accrued and unpaid dividends thereon (the "Series D Redemption Price") owed
                                                -------------------------
                 to the holders of such Series D Preferred Stock. The holders of Series D Preferred Stock shall be deemed to have received written notice of such redemption five (5) days after the Corporation's mailing of the notice of redemption by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation. Upon redemption of the Series D Preferred Stock, each holder shall be entitled to a cash payment equal to the Series D Redemption Price for each share of its shares so redeemed.

                 (b)  Mandatory Redemption.  On the earlier of (i) the fifth
                      --------------------
                 anniversary of the date of the first issuance of the Series D Preferred Stock, or (ii) the repayment in full of the Corporation's outstanding indebtedness under its credit facility with its senior lender (the "Senior Debt") in effect
                                                       -----------
                 from time to time (except repayments in full of such Senior Debt related to the refinancing of such Senior Debt if undertaken solely to change the identity or identities of the Corporation's senior lenders) (such earlier date of (i) or (ii)
                 above being the "Mandatory Redemption Date"), the Corporation
                                  --------------------------
                 shall redeem for cash out of funds legally available therefor, that number of shares of Series D Preferred Stock equal to one-third of the original number of shares of Series D Preferred Stock issued (the "Original Amount") at the Series D Redemption Price. On the
                  ---------------
                 first anniversary of the Mandatory Redemption Date, the Corporation shall redeem for cash out of funds legally available therefor, that number of shares of Series D Preferred Stock equal to one-third of the Original Amount (or all of the remaining outstanding shares of Series D Preferred Stock, whichever is greater) at the Series D Redemption Price. On the second anniversary of the Mandatory Redemption Date, the Corporation shall redeem for cash out of funds legally available therefor, all of the remaining outstanding Series D Preferred Stock at the Series D Redemption Price. The Corporation shall provide at least ten (10) days advance written notice to the record holders of Series D Preferred Stock on the books of the Corporation of the redemptions. The holders of Series D Preferred Stock shall be deemed to have received written notice five (5) days after the Corporation's mailing of such notice by certified or registered mail, return receipt requested, postage prepaid and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

                 If on a date that any redemption is required to be made by the Corporation pursuant to this paragraph (iii) (each a "Series D
                                                                       --------
                 Redemption Date"), funds legally available for such redemption
                 ---------------
                 shall be insufficient to redeem the amount of Series D Preferred Stock required to be redeemed on such date, funds, to the extend legally available, shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series D Preferred Stock then outstanding. The redemption requirements provided hereby shall be continuous, so that if on any Series D Redemption Date such requirements can not be fully discharged, without further action by any holder of the Series D Preferred Stock, funds legally available for the payment of dividends shall be applied in respect thereof until such redemption requirements have been satisfied in full, prior to the Corporation's payment of any other dividends or redemption of any of its Series E Preferred Stock or Series E Junior Stock.

          (iv)   VOTING RIGHTS.
                 -------------

                 (a) Each holder of any share of Series D Preferred Stock shall be entitled to vote with the Common Stock (as defined below) on a share-for-share basis on all matters submitted to the shareholders of the Corporation for approval. Holders of the Series D Preferred Stock initially shall be entitled to one vote for each share of Series D Preferred Stock held, subject to adjustment from time to time as set forth in subparagraph
                 (iv)(b) below. Except as otherwise expressly provided herein or as mandated by law, the holders of shares of Common Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series Z Preferred Stock (as defined below) shall vote together as a class and not as separate voting groups or classes. In the event voting as a separate voting group by the holders of Series D Preferred Stock is required herein or by Washington law, any vote by the holders of Series D Preferred Stock as a separate voting group shall be effective if approved by a majority of the outstanding shares of Series D Preferred Stock, subject to subparagraph (c) below. The authorization of the issuance by the Board of any additional shares of Series D Preferred Stock or the designation by the Board of one or more additional series of Class A preferred stock or any other class of stock of the Corporation with dividend, liquidation or redemption rights pari passu with or having priority over or having greater or more beneficial rights per share than the Series D Preferred Stock shall be deemed to constitute an amendment to the Articles of Incorporation of the Corporation for which the holders of shares of Series D Preferred Stock are entitled to vote hereunder as a separate voting group.

                 (b) So long as any Series D Preferred Stock is outstanding, if at any time or from time to time the Corporation shall effect or pay, as the case may be, on any class or series of securities of the Corporation entitled to vote with the Common Stock on matters submitted to the holders of Common Stock for approval (the "Voting Securities") a stock dividend, stock
                                -----------------
                 distribution, subdivision, share split, reclassification, or shall combine or consolidate any shares of a class or series of Voting Securities by reclassification, reverse split or otherwise, then the voting rights with respect to each share of Series D Preferred Stock on the date of such event shall be automatically adjusted, such that the holders of the Series D Preferred Stock on such date will maintain their percentage of voting power as existed immediately prior to such dividend, distribution, subdivision, share split, reclassification, combination or consolidation (taking into consideration all issued and outstanding Voting Securities of the Corporation at such times).

                 (c) Notwithstanding anything to the contrary contained herein, and in addition to any special or super-majority voting provisions set forth in any applicable law, the approval of the holders of seventy-five percent (75%) of the outstanding shares of Series D Preferred Stock, voting as a separate voting class or group, shall be required for the Corporation to (a) make any modification to the dividend rates set forth in subparagraph
                 (i) of this paragraph 2, (b) make any modification to the liquidation preferences set forth in subparagraph (ii) of this paragraph 2, (c) consummate any merger or consolidation where the Corporation is not the surviving entity (other than with a wholly-owned subsidiary of the Corporation), or any transaction where the holders of voting stock of the Corporation immediately prior to such transaction own less than fifty percent (50%) of the outstanding voting stock of the Corporation after such transaction, (d) sell or otherwise transfer substantially all of the assets of the Corporation, and (e) modify any other rights, preferences or privileges of the Series D Preferred Stock in any way adverse to any holder of Series D Preferred Stock.

                 (d) (i) So long as at least thirty-seven and one-half percent (37.5%) of the shares of Series D Preferred Stock outstanding as of the date of first issuance of such shares remain outstanding, the holders of outstanding shares of Series D Preferred Stock shall have the right, exercisable at any time and acting separately as a voting group or class, to elect four (4) of the members of the Corporation's Board. So long as at least twenty-five percent (25%) but less than thirty-seven and one-half percent (37.5%) of the shares of Series D Preferred Stock outstanding on the date of first issuance of such shares remain outstanding, the holders of outstanding shares of Series D Preferred Stock shall have the right, exercisable at any time and acting separately as a voting group or class, to elect three (3) of the members of the Corporation's Board. So long as at least twelve and one-half percent (12.5%), but less than twenty-five percent (25%) of the shares of Series D Preferred Stock outstanding on the date of first issuance of such shares remain outstanding, the holders of outstanding shares of Series D Preferred Stock shall have the right, exercisable at any time and acting separately as a voting group or class, to elect two (2) of the members of the Corporation's Board. So long as any shares but less than twelve and one-half percent (12.5%) of the shares of Series D Preferred Stock outstanding on the date of first issuance of such shares of Series D Preferred Stock remain outstanding, the holders of outstanding shares of Series D Preferred Stock shall have the right, exercisable at any time and acting separately as a voting group or class, to elect one (1) of the members of the Corporation's Board. At such time as less than thirty-seven and one-half percent (37.5%) of the shares of Series D Preferred Stock outstanding on the date of first issuance of shares remain outstanding and the holders of the Series D Preferred Stock are entitled to elect less than four (4) members of the Corporation's Board, the holders of the Corporation's Common Stock shall be entitled to elect the member(s) of the Corporation's Board theretofore elected by the holders of the Series D Preferred Stock, subject to the right of any other class or series of capital stock of the Corporation to elect one or more members of the Corporation's Board. If the number of members of the Board increases to a number greater than six (6) at any time or from time to time by action of the Corporation or its shareholders while any shares of Series D Preferred Stock are outstanding, the holders of the Series D Preferred Stock shall have the right to elect that number of directors equal to a proportionate number of the directors comprising the Board (or, if such proportionate number of directors comprising the Board is not an integer, the next higher integer). A director elected by the holders of Series D Preferred Stock pursuant to this paragraph (d) shall serve until his successor is duly elected or until his removal by the holders of Series D Preferred Stock. The holders of the Series D Preferred Stock shall be entitled at any time or from time to time to remove any director who was appointed by such holders for any reason or no reason whatsoever. Any such removal or election shall be effective upon written notice to the Corporation. Except as otherwise provided by law, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election by the holders of the Series D Preferred Stock or by a majority of the directors elected by the holders of the Series D Preferred Stock pursuant to this subparagraph (iv)(d).

                      (ii) The holders of the Series D Preferred Stock shall be entitled to have two (2) observers to the Corporation's Board, approved by the holders of a majority of the shares of Series D Preferred Stock outstanding from time to time, who shall have the right to attend and receive all materials distributed for or at all meetings (telephonic and otherwise) of directors

                      (including committees thereof) and shall be entitled to the same rights and privileges as directors of the Corporation, except that such observers shall not be entitled to vote on matters presented to or discussed by the Board. Such observers will receive no compensation from the Corporation for their services as observers, but shall be entitled to be reimbursed by the Corporation for all reasonable costs and expenses incurred in connection with their participation in meetings or other activities of the Board.

                 Cumulative voting by holders of Series D Preferred Stock is expressly denied.

          (v)    PREEMPTIVE RIGHTS.  No holder of any shares of Series D
                 -----------------
                 Preferred Stock shall be entitled as a matter of right to subscribe or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into such stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of to such persons and on such terms as in the Board's discretion the Board shall deem advisable.

          (vi)   NO REISSUANCE OF SERIES D PREFERRED STOCK.  No share or shares
                 -----------------------------------------
                 of Series D Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series D Preferred Stock which the Corporation shall be authorized to issue and all such shares shall be returned to authorized but unissued shares of Class A preferred stock, par value $.001 per share, of the Corporation and may be issued or further designated, as determined by the Board in accordance with the Articles of Incorporation and applicable law.

          (vii)  COMMON STOCK.  The term "Common Stock", as used herein, means
                 ------------             ------------
                 the Corporation's Common Stock, par value $.001 per share.

     3. 121,973 shares of Class A preferred stock, par value $.001 per share, shall be designated as the Series E Redeemable Preferred Stock (the "Series E Preferred Stock"). The Series E Preferred Stock shall have
           ------------------------
          the following voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions:

          (i)    DIVIDENDS.  Dividends on the Series E Preferred Stock shall
                 ---------
                 accrue on a daily basis from the later of the date of first issuance or October 1, 1999. At the option of the Corporation, dividends on the Series E Preferred Stock shall accrue and be paid (a) at the rate of $2.3125 per share per quarter if paid in cash on a current basis in arrears on the Dividend Payment Date (as defined below) for such quarter or (b) at a rate of $2.875 per share per quarter if accumulated and not paid on the Dividend Payment Date of the quarter in which accrued ("Series
                                                                         ------
                 E Accumulated Dividends"). Each of December 30, March 30, June
                 -----------------------
                 29 and September 29; or if such date shall not be a business day, then the next preceding business day, shall be a "Dividend
                                                                        --------
                 Payment Date"; provided, however, that the first Dividend
                 ------------   --------
                 Payment Date shall be December 30, 1999. Dividends also shall accrue and be payable on any unpaid Series E Accumulated Dividends, whether or not declared, at a rate of

                 11.50% per annum, compounding quarterly on each Dividend Payment Date. Dividends paid shall only be payable out of funds legally available therefor, to the record holders of Series E Preferred Stock as of the record date established by the Corporation for payment of such dividends or, if there is no such record date, as of the date of payment thereof.

                 No dividends shall be paid or declared, and no distribution of securities of the Corporation or any other property shall be made, on any Series E Junior Stock (as defined below) while there exists any accrued and unpaid dividends of any kind on the Series E Preferred Stock (other than dividends paid in the form of or distributions of Series E Junior Stock on shares of Series E Junior Stock). "Series E Junior Stock" means any of
                                          ---------------------
                 the Corporation's capital stock other than the Series D Preferred Stock and the Series E Preferred Stock. No monies shall be made available for the purchase or redemption of any Series E Junior Stock while any shares of Series E Preferred Stock remain outstanding

          (ii)   LIQUIDATION RIGHTS.
                 ------------------

                              (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the payment or distribution to the holders of the Series D Preferred Stock of their full preferential amounts, the holder of each share of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Series E Junior Stock, an amount in cash equal to one hundred dollars ($100.00) for each share of such Series E Preferred Stock, together with any accrued and unpaid dividends thereon.

                              (b) After the payment or distribution to the holders of the Series D Preferred Stock and the Series E Preferred Stock of their full preferential amounts, the holders of Series E Junior Stock then outstanding shall together be entitled to receive all the remaining assets of the Corporation in accordance with the terms of such junior securities.

                              (c) A consolidation or merger of the Corporation with or into any other entity or entities shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph (ii).

                              (d)  If upon any liquidation, dissolution or
                              winding up of the Corporation, whether voluntary or involuntary, after the payment to the holders of the Series D Preferred Stock of the full preferential amounts required by such stock, the remaining assets to be distributed among the holders of Series E Preferred Stock pursuant to subparagraph (a) hereof shall be insufficient to permit the payment to such shareholders of the full preferential amounts required by such subparagraph, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of outstanding Series E Preferred Stock based on the number of shares held by each holder, and the holders of Series E Junior Stock shall receive no distribution upon such liquidation, dissolution or winding up of the Corporation.

          (iii)  REDEMPTION OF SERIES E PREFERRED STOCK.
                 --------------------------------------

                              (a)  Optional Redemption.  The Series E Preferred
                                   -------------------
                              Stock may be redeemed, in whole or in part, out of funds legally available therefor, at any time by the Corporation at its option, prior to the liquidation, dissolution or winding up of the Corporation, upon thirty (30) days advance written notice by the Corporation to the record holders of the Series E Preferred Stock on the books of the Corporation, by paying to the record holders of such Series E Preferred Stock an amount in cash equal to one hundred dollars ($100.00) for each share of such Series E Preferred Stock, together with any accrued and unpaid dividends thereon (the "Series E Redemption Price") owed to the holders
                               -------------------------
                              of such Series E Preferred Stock. The holders of Series E Preferred Stock shall be deemed to have received written notice of such redemption five
                              (5) days after the Corporation's mailing of the notice of redemption by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation. Upon redemption of the Series E Preferred Stock, each holder shall be entitled to a cash payment equal to the Series E Redemption Price for each of its shares so redeemed.

                              (b)  Mandatory Redemption.  On the earlier of (i)
                                   --------------------
                              the seventh anniversary of the date of the first issuance of the Series E Preferred Stock, or (ii) the redemption of all outstanding shares of Series D Preferred Stock, the Corporation shall redeem for cash out of funds legally available therefor, all of the outstanding Series E Preferred Stock at the Series E Redemption Price. The Corporation shall provide at least ten (10) days advance written notice to the record holders of Series E Preferred Stock on the books of the Corporation of the redemptions. The holders of Series E Preferred Stock shall be deemed to have received written notice five (5) days after the Corporation's mailing of such notice by certified or registered mail, return receipt requested, postage prepaid and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

                              If on a date that any redemption is required to be made by the Corporation pursuant to this paragraph
                              (iii) (each a "Series E Redemption Date"), funds
                                             ------------------------
                              legally available for such redemption shall be insufficient to redeem the amount of Series E Preferred Stock required to be redeemed on such date, funds, to the extend legally available, shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series E Preferred Stock then outstanding. The redemption requirements provided hereby shall be continuous, so that if on any Series E Redemption Date such requirements can not be fully discharged, without further action by any holder of the Series E Preferred Stock funds legally available for the payment of dividends shall be applied in respect thereof until such redemption requirements have been satisfied in full, prior to the Corporation's payment of any other dividend or redemption of any of its Series E Junior Stock.

          (iv)   VOTING RIGHTS.
                 -------------

                              (a)  Each holder of any share of Series E
                              Preferred Stock shall be entitled to vote with the Common Stock on a share-for-share basis on all matters submitted to the shareholders of the Corporation for approval. Holders of the Series E Preferred Stock initially shall be entitled to one vote for each share of Series E Preferred Stock held, subject to adjustment from time to time as set forth in subparagraph (iv)(b) below. Except as otherwise expressly provided herein or as mandated by law, the holders of shares of Common Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series Z Preferred Stock shall vote together as a class and not as separate voting groups or classes. In the event voting as a separate voting group by the holders of Series E Preferred Stock is required herein or by Washington law, any vote by the holders of Series E Preferred Stock as a separate voting group shall be effective if approved by a majority of the outstanding shares of Series E Preferred Stock, subject to subparagraph (c) below. The authorization or the issuance by the Board of any additional shares of Series D Preferred Stock or Series E Preferred Stock or the designation by the Board of one or more additional series of Class A preferred stock or any other class of stock of the Corporation with dividend, liquidation or redemption rights pari passu with or having priority over or having greater or more beneficial rights per share than the Series E Preferred Stock shall be deemed to constitute an amendment to the Articles of Incorporation of the Corporation for which the holders of shares of Series E Preferred Stock are entitled to vote hereunder as a separate voting group.

                              (b) So long as any Series E Preferred Stock is outstanding, if at any time or from time to time the Corporation shall effect or pay, as the case may be, on any class or series of securities of the Corporation entitled to vote with the Common Stock on matters submitted to the holders of Common Stock for approval ("Voting Securities") a stock dividend,
                                         -----------------
                              stock distribution, subdivision, share split, reclassification, or shall combine or consolidate any shares of a class or series of Voting Securities by reclassification, reverse split or otherwise, then the voting rights with respect to each share of Series E Preferred Stock on the date of such event shall be automatically adjusted, such that the holders of the Series E Preferred Stock on such date will maintain their percentage of voting power as existed immediately prior to such dividend, distribution, subdivision, share split, reclassification, combination or consolidation (taking into consideration all issued and outstanding Voting Securities of the Corporation at such times).

                              (c) Notwithstanding anything to the contrary contained herein and in addition to any special voting provisions set forth in any applicable law, the approval of seventy-five percent (75%) of the outstanding shares of the Series E Preferred Stock, voting as a separate voting group, is required for the Corporation to:

                                   (i)  consummate any merger where the
                                   Corporation is not the surviving entity
                                   (other than with a wholly-owned subsidiary of the Corporation) or any transaction where the holders of voting stock of the Corporation prior to such transaction own less than fifty percent (50%) of the outstanding voting stock of the Corporation after such transaction unless, in either case, the holders of the Series E Preferred Stock shall receive shares with substantially the same rights and preferences as correspond to the shares of Series E Preferred;

                                   (ii)  consummate or effectuate any merger in
                                   which the holders of Common Stock receive any consideration in exchange for their Common Stock other than common stock of the surviving corporation or securities of the surviving corporation (which may be convertible into common stock of the surviving corporation) junior to the securities issued to the holders of the Series E Preferred Stock, provided that such junior securities shall not be redeemable by the surviving corporation while the securities issued to the holders of the Series E Preferred Stock are outstanding;

                                   (iii)  sell or transfer substantially all of
                                   Corporation's assets unless, so long as the Series D Preferred Stock is outstanding, (A) at least sixty percent (60%) of the outstanding shares of Series E Preferred Stock is redeemed or (B) holders of the Series E Preferred Stock receive an amount equal to sixty percent (60%) of 10/85/th/s of the total consideration received by the holders of the Series D Preferred Stock and the Series E Preferred Stock in the same form of consideration as that received by the holders of the Series D Preferred Stock; provided that the consideration received by holders of the Series E Preferred Stock under this clause (iii)(B) shall not have a value less than the amount holders of the Series E Preferred Stock would receive upon the redemption of twenty percent (20%) of the outstanding shares of Series E Preferred Stock; or

                    (iv) modify any rights of the Series E Preferred Stock in any way adverse to the holders of Series E Preferred Stock, including, without limitation, modifications as to dividend payments or rates, or as to the liquidation preference, of the Series E Preferred Stock.

               (d) (i) So long as any shares of Series E Preferred Stock are outstanding, the holders of outstanding shares of Series E Preferred Stock (whether or not the Corporation redeems or has redeemed any shares of Series E Preferred Stock) shall have the right, exercisable at any time and acting separately as a voting group or class, to elect one of the members of the Corporation's Board. At such time as no shares of Series E Preferred Stock remain outstanding, the holders of the Corporation's Common Stock shall be entitled to elect one (1) of the members of the Corporation's Board theretofore elected by the holders of the Series E Preferred Stock, subject to the right of any other class or series of capital stock of the Corporation to elect one or more members of the Corporation's Board. If the number of members of the Board increases to a number greater than six
                    (6) at any time or from time to time by action of the Corporation or its shareholders while any shares of Series E Preferred Stock are outstanding, the holders of the Series E Preferred Stock shall have the right to elect that number of directors equal to one-sixth of the directors comprising the Board (or, if one-sixth of the number of directors comprising the Board is not an integer, the next higher integer). A director elected by the holders of Series E Preferred Stock pursuant to this paragraph (d) shall serve until his successor is duly elected or until his removal by the holders of Series E Preferred

                    Stock; provided, however, his term shall terminate at such
                           --------
                    time as no shares of Series E Preferred Stock remain outstanding, immediately upon the election of his successor by the holders of stock other than Series E Preferred Stock. The holders of the Series E Preferred Stock shall be entitled at any time or from time to time to remove any director who was appointed by such holders for any reason or no reason whatsoever. Any such removal or election shall be effective upon written notice thereof to the Corporation. Except as otherwise provided by law, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election by the holders of the Series E Preferred Stock or by a majority of the directors elected by the holders of the Series E Preferred Stock pursuant to this subparagraph (iv)(d).

                    (ii) The holders of the Series E Preferred Stock, in lieu of appointing a director to the Corporation's Board, shall have the right to (A) receive prior notice of any proposed action by the Corporation's Board or a committee thereof, and to receive reasonable notice of and to attend and receive all materials distributed for or at any meeting (including telephonic meetings) of the Board and (B) receive promptly after they are produced, all management reports and management accounts relating to the Corporation. A Board observer appointed by holders of the Series E Preferred Stock shall receive no compensation from the Corporation for services as an observer, but shall be entitled to be reimbursed by the Corporation for all reasonable costs and expenses incurred in connection with his or her participation in meetings or other activities of the Board.

               (e) Cumulative voting by holders of Series E Preferred Stock is expressly denied.

     (v)  PREEMPTIVE RIGHTS.  No holder of any shares of Series E Preferred
          -----------------
          Stock shall be entitled as a matter of right to subscribe or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into such stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of to such persons and on such terms as in the Board's discretion the Board shall deem advisable.

     (vi) NO REISSUANCE OF SERIES E PREFERRED STOCK.  No share or shares of
               -----------------------------------------
          Series E Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series E Preferred Stock which the Corporation shall be authorized to issue and all such shares shall be returned to authorized but unissued shares of Class A preferred stock, par value $.001 per share, of the Corporation and may be issued or further designated, as determined by the Board in accordance with the Articles of Incorporation and applicable law.

     (vii)  COMMON STOCK.  The term "Common Stock," as used herein, means the
            ------------             ------------
            Corporation's Common Stock, par value $.001 per share.

     (viii) SERIES D PREFERRED STOCK.  The term "Series D Preferred Stock," as
            ------------------------             ------------------------
            used herein, means the Corporation's Series D Redeemable Preferred Stock, par value $.001 per share.

4. 5,882,901 shares of Class A preferred stock, par value $.001 per share, shall be designated as the Series Z Convertible Preferred Stock (the "Series Z Preferred Stock"). The Series Z Preferred Stock shall have the
      ------------------------
     following voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions:

     (i)       DIVIDENDS.  The holders of the Series Z Preferred Stock shall be
               ---------
               entitled to receive dividends (other than dividends paid in additional shares of capital stock for which an adjustment is made pursuant to paragraph (iv) hereof) in the same form and at the same rate as dividends are paid with respect to the Common Stock (treating each share of Series Z Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Series Z Preferred Stock could be converted pursuant to the provisions of paragraph (iv) hereof, with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

     (ii)      LIQUIDATION RIGHTS.
               ------------------

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the payment or distribution to the holders of the Series D Preferred Stock and the Series E Preferred Stock of their full preferential amounts, the holder of each share of Series Z Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount in cash equal to $.002 for each share of such Series Z Preferred Stock (the "Liquidation Value"). Such
                                              -----------------
               Liquidation Value shall be in addition to, and not in lieu of, any amount which such holder shall be entitled to receive under subparagraph (ii)(b) below.

               (b) After the payment or distribution to the holders of the Series D Preferred Stock, the Series E Preferred Stock and the Series Z Preferred Stock of their full preferential amounts, the holders of Series Z Preferred Stock and Common Stock then outstanding shall together be entitled to receive ratably, based on the number of shares of Common Stock into which the Series Z Preferred Stock is then convertible, all the remaining assets of the Corporation.

               (c) A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph (ii).

               (d) If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or distribution to the holders of the Series D Preferred Stock and the Series E Preferred Stock and any other preferred stock senior to the Series Z Preferred Stock of their full preferential amounts, the remaining assets to be distributed among the holders of Series Z Preferred Stock pursuant to subparagraph (a) shall be insufficient to permit the payment to such shareholders of the full preferential amounts required by such subparagraph, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of outstanding Series Z Preferred Stock based on the number of shares held by each holder, and the holders of Common Stock shall receive no distribution upon such liquidation, dissolution or winding up of the Corporation.

     (iii)     NO REDEMPTION. The Series Z Preferred Stock is not redeemable by
               -------------
               the Corporation.

     (iv)      CONVERSION.  Shares of Series Z Preferred Stock shall be
               ----------
               converted into shares of Common Stock, on the terms and conditions set forth below:

               (a) Automatic Conversion.  At such time as the Articles of
                   --------------------
               Incorporation of the Corporation are amended to increase the authorized shares of Common Stock to permit the conversion of all of the Series Z Preferred Stock (the "Authorization Date"), each
                                                     ------------------
               share of Series Z Preferred Stock shall be automatically converted into the number of shares of Common Stock which result from dividing the Liquidation Value by the Conversion Price per share (as defined herein) in effect at the time of such conversion. The initial Conversion Price per share shall be $.002, and such initial Conversion Price shall be subject to adjustment from time to time as provided herein (the "Conversion
                                                                     ----------
               Price").  Upon conversion of the Series Z Preferred Stock, each
               -----
               holder thereof shall be entitled to receive that number of shares of Common Stock into which such holder's shares of Series Z Preferred Stock has been converted.

               (b) Mechanics of Conversion.  Promptly following the
                   -----------------------
               Authorization Date, the Corporation shall mail to record holders of the Series Z Preferred Stock at the address for such holders on the books of the Corporation, notice of conversion of the Series Z Preferred Stock. After notification of conversion by the Corporation, a holder of Series Z Preferred Stock shall surrender all such holder's certificates therefor, duly endorsed, at the office of the Corporation or at the offices of any transfer agent for the Series Z Preferred Stock or Common Stock (or at such other place designated by the Corporation in the notice of conversion). Upon receipt by the Corporation of a holder's Series Z Preferred Stock, the Corporation shall promptly issue and deliver to such holder of Series Z Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Authorization Date, and the person or persons whom the Corporation's records indicate are entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the day immediately following such date. The certificate or certificates representing the shares of Common Stock issued upon such conversion shall contain the same restrictive legends, if any, included on the certificate or certificates of Series Z Preferred Stock surrendered, unless the shares of Common Stock issuable upon such conversion have been registered under the Securities Act of 1933, as amended, and qualified or registered under applicable state securities laws.

               (c) Adjustment for Stock Splits, Distributions or Subdivisions.
                   ----------------------------------------------------------
               If the Corporation shall at any time or from time to time after the first issuance of the Series Z Preferred Stock (the "Issuance
                                                                        --------
               Date") issue additional shares of Common Stock to holders of
               ----
               Common Stock pursuant to a share dividend, share distribution, subdivision, share split or reclassification, then concurrently with the effectiveness of such event, the Conversion Price in effect immediately prior to such event shall be proportionately decreased and the number of shares issuable on conversion of a share of Series Z Preferred Stock (the "Series Z Conversion
                                                       -------------------
               Shares") immediately prior to such event shall be proportionately
               ------
               increased.

               (d) Adjustments for Combinations or Consolidations.  If the
                   ----------------------------------------------
               Corporation shall at any time or from time to time after the Issuance Date, combine or consolidate, by reclassification, reverse split or otherwise, into a lesser number of shares of Common Stock, then concurrently with the effectiveness of such event, the Conversion Price in effect immediately prior to such event shall be proportionately increased and the number of Conversion Shares issuable upon conversion of the Series Z Preferred Stock immediately prior to such event shall be proportionately decreased.

               (e) Reorganization, Mergers, Consolidations or Sales of Assets.
                   ----------------------------------------------------------
               If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (iv)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, or a compulsory share exchange, then, as a part of such reorganization, merger, consolidation, sale or share exchange, provision shall be made so that the holders of a share of Series Z Preferred Stock shall thereafter be entitled to receive, upon conversion of Series Z Preferred Stock, the number of shares of stock or other securities or property receivable upon such reorganization, merger, consolidation, sale or share exchange by holders of the number of shares of Common Stock into which such share of

               Series Z Preferred Stock might have been converted immediately prior to such reorganization, merger, consolidation, sale or share exchange.

               (f) Certificate of Adjustment.  In each case of an adjustment or
                   -------------------------
               readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of Series Z Preferred Stock, the Corporation, at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) or the chief financial officer of the Corporation, at the Board's option, to compute such adjustment or readjustment in accordance with the Corporation's Articles of Incorporation and prepare a certificate showing such adjustment or readjustments to be mailed, by first class mail, postage prepaid, to each registered holder of Series Z Preferred Stock at the holder's address as shown in the Corporation's books. The certificates shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

               (g) Notices of Record Date.  In the event (i) any taking by the
                   ----------------------
               Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any compulsory share exchange or any transfer of all or substantially all of the assets of the Corporation to, or any merger or consolidation with, any other any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Z Preferred stock at least thirty (30) days prior to the record date specified therein, a notice specifying
               (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification or recapitalization, compulsory share exchange, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and a description of such transaction, and (C) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification or recapitalization, compulsory share exchange, transfer, consolidation, merger, dissolution, liquidation or winding up.

               (h) No Fractional Shares.  No fractional shares of Common Stock
                   --------------------
               shall be issued upon the happening of any event as set forth in this subparagraph (b) above. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to (i) the product of such fraction multiplied by the fair market value of one share of the Corporation's Common Stock on the date of conversion, as determined by the closing price (or "last trade" price, if applicable) on the day prior to the date of conversion, if such shares are listed and trading primarily on one or more national securities exchange or (ii) the product of such fraction multiplied by a value of one share of the Corporation's Common Stock on the date of conversion, as determined by the Board in good faith using methods it considers appropriate.

               (i) Reservation of Stock Issuable Upon Conversion or for
                   ----------------------------------------------------
               Dividends.  From and after the Authorization Date, the
               ---------
               Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series Z Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series Z Preferred Stock; and if at any time thereafter the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series Z Preferred Stock, the Corporation will take such reasonable corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (j) Notices Deemed Given.  Any notice required by the provisions
                   --------------------
               of this paragraph (iv) to be given to the holders of shares of Series Z Preferred Stock shall be deemed given five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

          (v)  VOTING RIGHTS.  Each holder of a share of Series Z Preferred
               -------------
               Stock shall be entitled to vote with the Common Stock on a share-for-share basis on all matters submitted to the shareholders of the Corporation for approval. Holders of the Series Z Preferred Stock shall be entitled to such number of votes with respect to their Series Z Preferred Stock as shall equal the total number of shares of Common Stock into which their shares of Series Z Preferred Stock are then convertible (regardless of whether the holder thereof is then permitted to effect such conversion), rounded up to the nearest whole share. Except as otherwise expressly provided herein or as mandated by law, the holders of shares of Common Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series Z Preferred Stock shall vote together and not as separate voting groups or classes. In the event voting as a separate voting group by the holders of Series Z Preferred Stock is expressly required by Washington law, any vote by the holders of Series Z Preferred Stock as a separate voting group shall be effective if approved by a majority of the outstanding shares of Series Z Preferred Stock.

          (vi) PREEMPTIVE RIGHTS.  Except as provided in paragraph (iv), no
               -----------------
               holder of any shares of Series Z Preferred Stock shall be entitled as a matter of right to subscribe or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into such stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board to such persons and on such terms as in the Board's discretion the Board shall deem advisable.

     (vii)     NO REISSUANCE OF SERIES Z PREFERRED STOCK. No share or shares of
               -----------------------------------------
               Series Z Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series Z Preferred Stock which the Corporation shall be authorized to issue and all such shares shall be returned to authorized but unissued shares of Class A preferred stock, par value $.001 per share, of the Corporation and may be issued or further designated, as determined by the Board in accordance with the Articles of Incorporation and applicable law.

     (viii)    COMMON STOCK.  The term "Common Stock", as used herein, means the
               ------------             ------------
               Corporation's Common Stock, par value $.001 per share.

     (ix)      SERIES D PREFERRED STOCK.  The term "Series D Preferred Stock,"
               ------------------------             ------------------------
               as used herein, means the Corporation's Series D Redeemable Preferred Stock, par value $.001 per share.

     (viii)    SERIES E PREFERRED STOCK. The term "Series E Preferred Stock," as
               ------------------------            ------------------------
               used herein, means the Corporation's Series E Redeemable Preferred Stock, par value $.001 per share.

     AMENDMENTS.  There shall be no amendment, modification or waiver of the
     ----------
               terms of this paragraph 4 of Article IV without the prior written consent of holders of at least a majority of the Series Z Preferred Stock and a majority of the Series D Preferred Stock and a majority of the Series E Preferred Stock, each voting as a separate class, outstanding at such time.

              ARTICLE V - REGISTERED OFFICE AND REGISTERED AGENT

   The address of the Corporation's initial registered office is:

               Suite 241
               First Interstate Bank Building
               North 9 Post Street
               Spokane, WA 99201

   The name of its initial registered agent at such address is:     Janice E.
Duval

                             ARTICLE VI - DIRECTORS

   1. The number of directors of the Corporation shall be fixed as provided by the Bylaws and may be changed from time to time by amending the Bylaws, as then provided, but the number of directors shall be not less than three (3).

   2. If the office of any director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the directors may, by the affirmative vote of the majority of the remaining directors, though less than a quorum, choose a successor or successors who shall hold office for the unexpired term.

The Board of Directors are authorized to increase the number of persons to comprise the Board of Directors in any period between annual shareholders' meetings by the affirmative vote of a majority of the directors; provided, however, that without the unanimous consent of all directors, the number of directors who comprise the Board of Directors shall not be increased by more than two (2) persons within any twelve (12) month period.

If the Board of Directors is divided into classes and in the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his term, or upon his earlier resignation, removal from office, or death, (2) the newly created or eliminated directorships resulting from such increase or decrease shall be allocated by the Board of Directors among the three classes of directors so as to maintain equal classes to the extent possible, and (3) in the event such decrease in the authorized number of directors makes the total number of directors less than nine (9), then the Board of Directors shall become declassified and the directors remaining in office shall continue their terms until the next annual meeting of shareholders, at which time all of said remaining directors shall be re-elected to one year terms or until their successors are duly elected and qualified.

     3. When the Board of Directors shall consist of nine (9) or more members, in lieu of electing the entire number of directors annually, the Board of Directors of the Corporation shall be divided into three classes. The method of classification shall be to assign the longest terms to those directors with the most seniority as directors. In the event there are more directors with identical seniority than there are class positions to be filled, choices shall be made by drawing of lots. The classes shall be as follows: Class 1, Class 2, and Class 3, which classifications shall be effective on the 1st day of the month following the shareholders' meeting during which the number of members of the Board of Directors is increased to nine (9) or more. In such an event, the term of office of directors in Class I shall expire at the first annual meeting of shareholders after their election, that of Class 2 shall expire at the second annual meeting after their election, and that of Class 3 shall expire at the third annual meeting after their election. At each annual meeting of shareholders after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective in the event the number of members of the Board is reduced to fewer than nine (9).

     4. In furtherance of and not in limitation of the powers conferred by the laws of the State of Washington, the Board of Directors is expressly authorized to make, alter, and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal such Bylaws.

     5. The Corporation may enter into, contract, and otherwise transact business as vendor, purchaser, or otherwise with its directors, officers, and shareholders, and with the Corporation's association with firms and entities of which they are or may become interested as directors, officers, shareholders, members, or otherwise, as freely as if those such adverse interests did not exist, even though the vote, action, or presence of such directors, officers, or shareholders may be necessary to obligate the Corporation under such contracts or transactions; and in the absence of fraud, no such contracts or transactions shall be avoided and no such director, officer, or shareholder shall be held liable to account to the Corporation, by reason of such adverse interests or by reason of any fiduciary relationship to the Corporation arising out of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction; provided that in the case of directors and officers of the Corporation (but not in the case of shareholders who are not directors or officers), the nature of the interest of such directors or officers be disclosed or known to the Board of Directors of the Corporation at the meeting thereof at which such contract or transaction was authorized or confirmed. A general notice that a director or officer of the Corporation is interested in any Corporation, association, firm, or entity, shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with the Corporation, association, fin-n, or entity.

     6. Except as otherwise expressly set forth in these Articles, any contract, transaction, or act of the Corporation or of the directors or of any officers of the Corporation which shall be ratified by a quorum of the shareholders of the Corporation at any annual meeting or any special meeting called for such purpose, shall be as valid and binding as though ratified by every shareholder of the Corporation.

     7. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages arising from any conduct as a director, except this limitation on liability shall not apply to (i) acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director, (ii) conduct violating Section 23A.08.450 of the Washington Business Corporation Act, or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

The Corporation has the power to indemnify, and to purchase and maintain insurance for, its directors, officers, trustees, employees, and other persons and agents. Without limiting the generality of the foregoing, the Corporation shall indemnify its directors against all liability, damages, and costs or expenses (including attorney's fees) arising from or in connection with service for employment by, or other affiliation with this Corporation to the maximum extent and under all circumstances permitted by law.

     8. The number of directors constituting the initial Board of Directors of this Corporation is three (3). The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified are:

          Name                Address
          ----                -------

          Hobart Tenet        East 214 High Drive
                              Spokane, Washington 99203

          John C. Crabb       P.O. Box 207
                              Gonzales Road
                              Maderia Park British Columbia VON 2HO

          James F. Etter      South 2811 Needham Drive
                              Veradale, Washington 99037

     9. The Board of Directors shall have authority to divide any or all classes of shares into series and to fix and determine the relative rights and preferences of the shares of any series so established or established hereby. All shares of the same class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series:

          a.   The rate of dividend.

          b. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption.

          c. The amount payable upon shares in event of voluntary and involuntary liquidation.

          d. Sinking fund provision, if any, for the redemption or purchase of shares.

          e. The terms and conditions, if any, on which shares may be converted.

          f.   Voting rights, if any.

     The name and address of the Incorporator is:

          Name           Address
          ----           -------

     Janice E. Duval          Suite 241
                         North 9 Post Street
                         Spokane, Washington 99201

                       ARTICLES VII - PREEMPTIVE RIGHTS

     The shareholders of the Corporation shall be denied preemptive rights.

                       ARTICLE VIII - CUMULATIVE VOTING

     Shareholders of the Corporation shall be denied the right to cumulate their votes at the election of directors of the Corporation.

                                  ARTICLE IX

     The provisions of Section 6 of Substitute Senate Bill 3580 as enacted by the 49th Legislature of the State of Washington in the 1985 regular session shall not apply to this Corporation.

     IN WITNESS WHEREOF, these Articles of Incorporation have been executed in duplicate.


                                         Janice E. Duvall

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